Exhibit 99.1

2012 Annual Report Rocky Mountain Oil Growth

Fellow Shareholders

Uinta Basin



With approximately 155,000 net acres, the Uinta Oil Program is the Company's premier oil development project. A 63% increase in proved reserves and improved drilling efficiencies drive long-term development of this play.

DJ Basin



The DJ Basin is a core oil program with a sizable acreage position built over the past two years. In 2012, we increased DJ Basin proved reserves 82% and gross drilling locations by a multiple of four. The DJ program offers significant upside.



R. Scot Woodall
Chief Executive Officer, President and Chief Operating Officer

Our Company enters 2013 well positioned to build increasing value from our oil development programs while continuing to realize value from our established asset base. We spent the past two years transitioning our portfolio to have a better balance of oil, natural gas and natural gas liquids. In an environment of changing, and sometimes volatile, commodity prices, a more balanced portfolio improves our flexibility to optimize returns and to drive growth in cash flow. The transition to increase the oil mix in our portfolio took time and capital but was a necessary step to improve long-term shareholder value. We enter 2013 with two scalable oil development programs that offer substantial oil production growth through the development of nearly 3,000 identified gross drilling locations, complementing our large natural gas development assets. Given the current outlook for oil, natural gas and natural gas liquids prices, we plan to actively drill only in our oil development programs in 2013.

Looking back at this time last year, Rocky Mountain natural gas prices were $2.20 per MMBtu and the full year outlook was well under $3.00 per MMBtu – 10 year lows. As a result, we discontinued all drilling activity at our West Tavaputs natural gas program and reduced activity at our Gibson Gulch natural gas-natural gas liquids program. Late in the year, following a collapse in natural gas liquids prices, we discontinued all drilling in Gibson Gulch. Our primary goal for the year was to drive 80% growth in oil production through increasing the scale of operations at the Uinta Oil Program and building upon our newly acquired position in the Denver-Julesburg (DJ) Basin. We achieved 80% growth in oil production along with a 66% increase in oil reserves, we achieved scale in the Uinta by expanding to a five rig program and added an approximate 40,000 net acre position in the DJ Basin, successfully building scale in that program.

We achieved 80% growth in oil production along with a 66% increase in oil reserves.

Despite meeting targeted oil growth and successfully building the oil portfolio, 2012 was a very challenging year for our Company. The very low natural gas and natural gas liquids prices, in combination with increased debt to fund the expansion of our two oil programs, weighed heavily on the stock performance.

2013 is a fresh start, and we have the right assets and the right people to drive profitable growth and to unlock value. We have a very focused strategy: realize value from the two core oil programs that we built over the past two years. We intend to do this through successful operational execution. We have a reputation for being an excellent operator, and we intend to translate the success we have proven in the past at our natural gas plays into our oil programs where our team will be highly focused on improving EURs (expected ultimate recoveries, a term used to define the volume of hydrocarbon recovered per well), optimizing capital expenditures, reducing daily operating costs and realizing the strongest pricing for our products.

At the Uinta Oil Program we will run a four-rig drilling program, developing our substantial 155,000 net acre position in the basin. Our program will include testing the significant upside potential of down-spacing from 160 to 80 acres. We will continue to implement cost savings measures on both the capital and operating side while working to identify the best markets for the oil produced from this basin.

West Tavaputs We have a very focused strategy: realize value from the two core oil programs that we built over the past two years. In the DJ Basin we will run a two rig pr ogram focused on development and delineation of our 40,000 net acres located in the Northeast Wattenberg. Our excellent position in the basin was mostly acquired in the third quarter of 2012, and our 2013 drilling program will seek to increase proved reserves across our acreage position, identify potential for multi-well pad drilling and down-spacing, continuously improve drilling techniques to increase EURs, and focus on cost savings through economies of scale. The Northeast Wattenberg program offers sizable upside through each of these measures as well as additional measures being tested by other companies in the area, including extended reach laterals, producing from additional horizons and down-spacing. This is an exciting program. Our 2013 plan is supported by a strong balance sheet and liquidity position as well as approximately 70% of projected production hedged at currently favorable pricing. We also are committed to executing our 2013 plan with no increase in total debt from year-end 2012. Our financial management will include prudent portfolio West Tavaputs remains the Company’s largest natural gas management. We plan to sell certain assets that the Company does not plan to invest in during the coming years. development resource with nearly 1 Tcfe of proved, probable and Specifically, our objectives for 2013 include: possible reserves. • 50%-plus growth in oil production • Excellent execution by our team to realize improved EURs and deliver measurable cost savings that will translate into higher returns from our programs • Delineation of our Northeast Wattenberg acreage position, de-risking our oil resources and realizing upside value from this key acquisition • Manage 2013 debt to be at, or lower than, year-end 2012 debt levels Piceance Basin • Position our Company for growth in cash flow in 2014 I would also like to thank Fred Barrett for his dedication and service to Bill Barrett Corporation. He achieved a ten-year track record of growth for our Company and was integral in creating a company that maintains very high standards for integrity, honesty, hard work, corporate responsibility, safety and environmental stewardship. Mr. Barrett resigned in January 2013. We wish him all the best in his future endeavors. We have ample opportunity for value creation and are very well positioned to realize it. I look forward to an exciting 2013. Sincerely, The Gibson Gulch natural gas R. Scot Woodall program offers exposure to both oil and NGLs, providing superior Chief Executive Officer, President and Chief Operating Officer economics. March 8, 2013

Financial Statistics

	2012	2011	2010
Financial Data			
Net Income, millions	$ 0.6	$ 30.7	$ 81.0
Earnings Per Share, diluted	$ 0.01	$ 0.65	$ 1.75
Discretionary Cash Flow, millions	$ 403	$ 478	$ 467
Discretionary Cash Flow, per share	$ 8.51	$10.12	$10.18
Production Revenue, per Mcfe	$ 6.32	$ 7.05	$ 7.07
Lease Operating Expenses and Gathering, Transportation and Processing, per Mcfe	$ 1.53	$ 1.40	$ 1.26
Production Taxes, per Mcfe	$ 0.22	$ 0.35	$ 0.34
G&A, excluding non-cash stock-based compensation, per Mcfe	$ 0.44	$ 0.45	$ 0.42
Depletion, Depreciation, and Amortization, per Mcfe	$ 2.91	$ 2.70	$ 2.70
Discretionary Cash Flow, per Mcfe	$ 3.43	$ 4.48	$ 4.84
Average Realized Prices			
Natural Gas, including hedge effect, per Mcfe	$ 5.07	$ 6.46	$ 6.74
Oil Prices, including hedge effect, per Bbl	$84.96	$80.63	$69.91

Operating Statistics

	2012	2011	2010
Proved Reserves and Acreage			
Natural Gas, Bcf	739	1,181	1,040
Oil, MMBbls	50.8	30.6	13.0
Natural Gas Equivalents, Bcfe	1,043.7	1,364.7	1,118.3
Percent Developed	59%	51%	48%
Pre-Tax PV-10, millions	$ 1,401	$ 2,117	$ 1,496
Net Undeveloped Acreage, rounded	1,088,000	1,251,000	1,340,000
Production			
Natural Gas, Bcf	101.5	97.0	90.0
Oil, MBbls	2,687	1,490	1,089
Natural Gas Equivalents, Bcfe	117.6	106.8	96.5
Average Daily Production, MMcfe	321	293	264
Percent Oil	14%	8%	7%
Operating Statistics			
Capital Expenditures, millions	$ 963	$ 987	$ 473
Producing Wells, gross/net	1,831/1,361	2,398/1,904	1,860/1,448
Wells Drilled, gross/net	290/192	281/238	275/182

Corporate Profile


Oil Percent of Production
15
10
5
0
5
5
7
8
14
08
09
10
11
12


Production, Bcfe
140
120
100
80
60
40
20
0
97
107
08
09
10
11
12


Proved Oil Reserves, MMBbls
60
50
40
30
20
10
0
13
31
51
08
09
10
11
12

Bill Barrett Corporation is an exploration and production company with operations focused in the resource-rich Rocky Mountain region. Our multi-year drilling inventory offers a balance of oil and natural gas. In today's economic environment, we are focused on our long-term oil development programs. We strive to continue to improve efficiencies, enhance recoveries and maintain financial flexibility to further pursue our growth strategy while operating in a safe and environmentally responsible manner. We are conscientious and diligent in preserving and protecting our beautiful Rocky Mountain home.

U.S. Rocky Mountain Focus


MT
ND
SD
ID
WY
Powder River Basin
NE
Uinta Basin
Denver-Julesburg Basin
Piceance Basin
DENVER
UT
CO
KS
AZ
NM
TX
OK
GAS-PRONE AREA
OIL-PRONE AREA

Board of Directors

Jim W. Mogg, Chairman of the Board, Past Chairman of DCP Midstream Partners
Carin M. Barth, President of LB Capital, Inc.
Kevin O. Meyers, Past Senior Vice President, Exploration and Production, Americas of ConocoPhillips and President of ConocoPhillips Canada
William F. Owens, Former Governor of Colorado
Edmund P. Segner, Past President and Chief of Staff of EOG Resources, Inc.
Randy I. Stein, Tax, Accounting and Business Consultant, Former Principal of PricewaterhouseCoopers LLP
Michael E. Wiley, Past Chairman and Chief Executive Officer of Baker Hughes Incorporated

Officers

R. Scot Woodall, Chief Executive Officer, President and Chief Operating Officer
Robert W. Howard, Chief Financial Officer and Treasurer
Francis B. Barron, Executive VP – General Counsel and Corporate Secretary
Terry R. Barrett, Senior Vice President – Geosciences
David R. Macosko, Senior Vice President – Accounting
Larry A. Parnell, Senior Vice President – Engineering, Planning and Business Development
Stephen W. Rawlings, Senior Vice President – Operations
Huntington T. Walker, Senior Vice President – Land
Duane J. Zavadil, Senior Vice President – Government and Regulatory Affairs
Michael R. Craig, Vice President – Information Technology
William M. Crawford, Vice President – Finance
Jennifer C. Martin, Vice President – Investor Relations
Stuart E. Nance, Vice President – Marketing
Troy L. Schindler, Vice President – Drilling
Monty D. Shed, Vice President – Production
Michelle Vion, Vice President – Human Resources

Corporate Information

Corporate Office
1099 Eighteenth Street, Suite 2300
Denver, Colorado 80202
Telephone: 303-293-9100
Fax: 303-291-0420
www.billbarrettcorp.com

Investor Relations
Jennifer C. Martin
Vice President – Investor Relations
investor_relations@billbarrettcorp.com

Annual Shareholders' Meeting
Our Annual Shareholder's Meeting
will be held at 8:30 a.m. (MDT)
on Friday, May 10, 2013,
at The Ritz-Carlton, Denver
1881 Curtis Street
Denver, Colorado 80202

Transfer Agent
Computershare Trust Company, N.A.
250 Royall St.
Canton, MA 02021
1-866-683-2961 (dedicated line) 1-800-522-6645 (main)
www.cpushareownerservices.com/cpuportal/index.jsp

Independent Auditors
Deloitte & Touche LLP
Denver, Colorado

Independent Reservoir Engineers
Netherland, Sewell & Associates, Inc.
Dallas, Texas

DISCLOSURE STATEMENTS

Please reference our filings with the Securities and Exchange Commission ("SEC") for further information related to the following disclosures. Reference the accompanying Annual Report on Form 10-K for the year ended December 31, 2012, as well as Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, specifically including the Form 8-K filed with the SEC on February 22, 2013, regarding our Fourth Quarter and Full-Year 2012 Results. SEC filings are posted to the Company's website at www.billbarrettcorp.com. You may also obtain SEC filings by calling 1-800-SEC-0330 or at www.sec.gov.

Forward-Looking Statements
This report contains forward-looking statements regarding the Company's future plans and expected performance based on assumptions the Company believes to be reasonable. A number of potential risks and uncertainties could cause actual results to differ materially from these statements. Please reference "Risks Related to the Oil and Natural Gas Industry and Our Business" in the accompanying Form 10-K for descriptions of such risks and uncertainties. The Company encourages readers to consider these factors and assumes no obligation to publicly revise or update any forward-looking statements.

New York Stock Exchange Certification
New York Stock Exchange Rule 303A. 12(a) requires the chief executive officers of listed companies to certify that they are not aware of any violations by their companies of the Exchange's corporate governance listing standards. This annual certification by the chief executive officer of Bill Barrett Corporation has been filed with the New York Stock Exchange. In addition, Bill Barrett Corporation has filed Exhibits to the accompanying Form 10-K for the SEC certifications required for the chief executive officer and chief financial officer under Section 302 of the Sarbanes-Oxley Act.

Non-GAAP Measures
Non-GAAP Measures in this report include Discretionary Cash Flow, Pre-tax PV10 and G&A, excluding non-cash stock-based compensation
This report contains these non-GAAP measures because management believes that they are useful to investors evaluating the Company's operating performance. These measures are widely used in the oil and natural gas industry, including by research analysts, in the valuation, comparison and recommendation of investments. Of note, the calculation of these measures may vary substantially from company to company depending upon accounting methods, internal decisions, and capital structure, and there are significant limitations in using these measures. The Company encourages readers to consider these non-GAAP measures along with the Company's reported financial statements under GAAP. The computations and reconciliations of Discretionary Cash Flow may be found in the Company's Current Report on From 8-K filed February 22, 2013. Pre-tax PV10 is the discounted future cash flows of the Company as presented in the accompanying Form 10-K, without considering the effect of income taxes. G&A, excluding non-cash stock-based compensation is discussed in the accompanying Form 10-K.

Reserve Disclosure
The SEC permits oil and gas companies to disclose probable and possible reserves in their filings with the SEC. The Company does not plan to include probable and possible reserve estimates in its filings with the SEC.

The Company has provided internally generated estimates for probable and possible reserves in this report. The estimates conform to SEC guidelines. They are not prepared or reviewed by third-party engineers. Our probable and possible reserve estimates are determined using strip pricing, which we use internally for planning and budgeting purposes. The Company's estimate of probable and possible reserves is provided in this report because management believes it is useful additional information that is widely used by the investment community in the valuation, comparison and analysis of companies.

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